UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)              July 2, 2003

                                 TECHEDGE, INC.
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                     000-50005             04-3703334
------------------------------    ----------------------  ---------------------
(State or Other Jurisdiction of  (Commission File Number) (IRS Employer
      Incorporation)                                      Identification Number)


    3 Rolling Hill Road
   Hampton Bays, New York                               11946
 -------------------------------------              ------------
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code      631-728-4164


                  175 Fox Hollow Road, Woodbury, New York 11747
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events and Required FD Disclosure

Mitchell Schlossberg, the Registrant's President and a Director, has submitted his resignation from all positions held with the Registrant effective July 2, 2003. The Board of Directors of the Registrant has named Gregory A. Konesky, the Company's Vice President and a Director since inception to replace Mr. Schlossberg as President.

The resignation referred to herein is not the result of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. Such resignation is attached hereto as an Exhibit.

On or about July 2, 2003, the Registrant changed the address of its principal offices to 3 Rolling Hill Road, Hampton Bays, New York 11946 as indicated on the cover page on the Form 8-K.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          TECHEDGE, INC.
                                                           (Registrant)




                                                     By: /s/Gregory A. Konesky
                                                            ------------------
                                                            Gregory A. Konesky
                                                            President

Dated: July 7, 2003

                                    EXHIBIT 1


July 2, 2003



Board of Directors
Techedge, Inc.
175 Fox Hollow Road
Woodbury, New York 11747

To The Members of The Board of Directors:

I, Mitchell Schlossberg, currently President and a Director of the Registrant do hereby submit my resignation from such officer positions effective July 2, 2003.

My above-referenced resignation is not the result of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.


/s/Mitchell Schlossberg
   --------------------
   Mitchell Schlossberg